OneSpan Inc. 8-K

Exhibit 10.1

SEPARATION AGREEMENT AND GENERAL RELEASE

OneSpan Inc. (“OneSpan” or the “Company”) and Steven Worth (“Employee” or “You”), agree to the terms and conditions of this Separation Agreement and General Release (“Agreement”) as set forth below:

1.                  Separation from Employment.

(a)               Your last day of employment with the Company is April 8, 2022 (“Separation Date”), and after that date you shall not represent yourself as being an employee, officer, agent or representative of the Company or any of its affiliates for any purpose. As of your Separation Date, you shall not be eligible to participate in, or be covered by, any employee benefit plan or program offered by or through the Company, and you shall not receive any benefits or payments from the Company, except as otherwise provided in this Agreement, under the terms of applicable benefits plans, or by law. Additionally, as of your Separation Date, you will no longer have authorization to incur any expenses on behalf of the Company.

(b)               Without regard to whether you sign this Agreement, you will receive your base salary through your Separation Date, and be paid for your accrued, unused PTO/vacation days according to the Company’s records as of your Separation Date. Information about your benefits and right to continue or convert your insurance coverage, including your eligibility to extend your health benefits at your own cost under the federal law called COBRA, will be provided to you under separate cover. To continue health care coverage, you must timely elect COBRA continuation coverage in order to be eligible for the COBRA subsidy as part of your severance benefits. The Company will pay your monthly COBRA premiums for the full Severance Period as part of your severance benefits. Notwithstanding the foregoing, the Company will no longer pay your monthly COBRA premium payments after the earlier of (i) the end of your separation payments; (ii) the date you become eligible for group health insurance coverage through a new employer; or (iii) the date your COBRA continuation coverage would terminate in accordance with the provisions of COBRA. Thereafter, medical, dental and vision insurance coverage shall be continued only to the extent required by COBRA and only to the extent you timely pay the premium payments yourself.

2.                  Separation Benefits. In exchange for signing and not revoking this Agreement and releasing and waiving claims that you may have against the Company and/or other Released Parties (as defined below), and your compliance with other terms and conditions of this Agreement, then following the Effective Date of this Agreement (as defined below), the Company agrees to pay you separation pay, in the gross amount of $616,011 (Six hundred sixteen thousand and eleven dollars), which represents an amount equal to twelve (12) months of your current base salary plus an amount equal to your target bonus under the Company’s annual bonus plan for 2022, which is two hundred and fifty thousand dollars ($250,000) less applicable taxes and withholding deductions, which you acknowledge and agree exceeds any payment, benefit, or other thing of value to which you might otherwise be entitled under any policy, plan or procedure of the Company and/or any prior agreement understanding or arrangement between you and the Company:

The separation pay required by this Paragraph 2 shall be paid in equal installments over twelve (12) months, beginning as of the first payroll date that occurs after the Effective Date of this Agreement as defined in Paragraph 23.

Your outstanding awards under the Company’s Long Term Incentive Plan shall be paid at the time prescribed by the applicable award agreements, to the extent you satisfy the vesting conditions set forth therein. Awards that are not vested as of your Separation Date shall be forfeited.

3.                  Release of Claims and Waiver of Damages. (a) You agree that the consideration described in Paragraph 2 is in addition to any amounts to which you are already entitled and represents settlement in full of all outstanding obligations owed to you by the Company, and the current and former officers, directors, employees, agents, investors, attorneys, shareholders, administrators, affiliates, benefit plans, plan administrators, insurers, trustees, divisions, and subsidiaries, and predecessor and successor corporations and assigns of the Company (collectively, the “Released Parties”).

(b)               To the fullest extent permitted by law, you on your own behalf and on behalf of your respective heirs, family members, executors, agents, and assigns, hereby and forever release, waive and discharge the Released Parties from any and all claims, charges, complaints, demands, actions, causes of action, suits, rights, debts, stints of money, costs, accounts, reckoning, covenants, contracts, agreements, promises, doings, omissions, damages, executions, obligations, liabilities, and expenses (including attorneys’ fees and costs), of every kind and nature, both in law and in equity, whether presently known or unknown, which you ever had or now have against the Released Parties, or which you may in the future have against the Released Parties by reason of any matter, cause or thing relating to a date that is prior to the signing of this Agreement. Without limiting the generality of the foregoing, the release contained in this section includes, to the extent not otherwise specifically prohibited by law, but is not limited to, all claims arising out of your employment and termination of employment, including but not limited to any claims under Title VII of the Civil Rights Act of 1964; the Equal Pay Act; the Civil Rights Act of 1991; Sections 1981 and 1981a of the Civil Rights Act of 1866; the American with Disabilities Act; the Age Discrimination in Employment Act; the Worker Adjustment and Retraining Notification Act; the Genetic Information Nondiscrimination Act; the Employee Retirement Income Security Act; the Family and Medical Leave Act; the Lilly Ledbetter Fair Pay Act of 2009; the Occupational Safety and Health Act; the Sarbanes-Oxley Act; the Dodd-Frank Wall Street Reform and Consumer Protection Act; the Employee Polygraph Protection Act; the Illinois Human Rights Act; the Chicago Human Rights Ordinance; the Cook County Human Rights Ordinance; the Illinois Equal Wage Act; the Illinois Equal Pay Act of 2003; the Illinois Wages of Women and Minors Act, the Illinois Whistleblower Act, the Illinois Prevailing Wage Act; the Illinois Genetic Information Privacy Act; any other federal, state or local statute, regulation and/or ordinance; and all damages arising out of all employment discrimination claims, wrongful discharge claims, retaliation claims, or other statutory, constitutional, or common law claims and damages.

You expressly acknowledge that the claims released herein include all such legal claims you may have against the Company and the Released Parties up to and including the date you execute this Agreement, including but not limited to claims that you did not know or suspect to exist in your favor at the time you sign this Agreement. Notwithstanding anything herein to the contrary, in the event (i) the Company fails to provide you with the payments required by Paragraph 2 of this Agreement, or otherwise materially breaches this Agreement, and (ii) the Company does not correct the non-payment, or substantially correct such other breach, in each case within thirty (30) days after receiving written notice of the alleged non-payment or other breach, your obligations under the release in this Paragraph 3 shall terminate.

(c)               You further agree, to the maximum extent permitted by law, that you will not, at any time hereafter, commence, maintain, prosecute as a party, or permit to be filed by any other person on your behalf, any action or proceeding of any kind (judicial or administrative) (on your own behalf and/or on behalf of any other person and/or on behalf of or as a member of any alleged class of person) in any court or agency, or participate in any action, suit or proceeding (unless compelled by legal process or court order), against the Company or any of its past, present, or future parent corporations, subsidiaries, divisions, affiliates, officers, directors, agents, trustees, administrators, insurers, attorneys, employees, employee benefit and/or pension plans or funds (including qualified and non-qualified plans or funds), successors and/or assigns and any of its or their past, present or future parent corporations, subsidiaries, divisions, affiliates, officers, directors, agents, trustees, administrators, insurers, attorneys, employees, employee benefit and/or pension plans or funds (including qualified and non-qualified plans or funds), successors and/or assigns (whether acting as agents for the Company or in their individual capacities), with respect to any claim released herein. You also warrant and represent that as of the date you sign this Agreement, you have not taken or engaged in any of the acts described in the foregoing sentences. If, notwithstanding the foregoing promises, you violate this Paragraph 3, you shall be required, to the maximum extent permitted by law, to indemnify and hold harmless the Company and its past, present, or future parent corporations, subsidiaries, divisions, affiliates, officers, directors, agents, trustees, administrators, insurers, attorneys, employees, employee benefit and pension plans and funds (including qualified and non-qualified plans or funds), successors and assigns, and its and their past, present or future parent corporations, subsidiaries, divisions, affiliates, officers, directors, agents, trustees, administrators, insurers, attorneys, employees, employee benefit and pension plans and funds (including qualified and non-qualified plans or funds), successors and assigns (whether acting as agents for the Company or in their individual capacities), from and against any and all demands, assessments, judgments, costs, damages, losses and liabilities, and attorneys’ fees and other expenses which result from, or are incident to, such violation. Except as provided in the first sentence of this Paragraph 3(c), nothing in this Paragraph 3(c) is intended or should be construed to apply to any claim pursuant to the federal Age Discrimination in Employment Act (ADEA).

4.                  Claims Not Released. You are not releasing: claims arising after you sign this Agreement; claims related to enforcement of this Agreement; any rights or claims you may have to workers’ compensation or unemployment benefits; claims for accrued, vested benefits under any employee retirement plan of the Company or for reimbursement of eligible expenses under any group health or disability plan in which you participated, in each case in accordance with and subject to the terms of such plans and applicable law; any rights in and to any vested equity or vested ownership interest that you continue to hold following termination; any rights to medical benefit continuation coverage, on a self-pay basis, pursuant to federal law (COBRA); any right to file an administrative charge or complaint with the Equal Employment Opportunity Commission or other similar administrative agency, although you waive any right to monetary relief related to such a charge or administrative complaint; any claim to indemnification or insurance coverage, including but not limited to “D&O coverage”, that you may have with respect to any claims made or threatened against you in your capacity as a director, officer or employee of the Company or any of its affiliates, whether pursuant to any statute, insurance policy, corporate charter, corporate bylaw, written corporate policy or other common law or statutory right; any claims for contribution in the event you and any of the Released Parties are found to be jointly liable; and/or any claims or rights which cannot be waived by law.

5.                  Acknowledgements. You acknowledge, represent and warrant each of the following:

(a)               Other than the separation benefits offered as consideration for this Agreement (which you are not entitled to unless and until you execute this Separation Agreement, do not revoke this Agreement and comply with its terms), the Company has paid or provided all compensation, salary, wages, bonuses, accrued vacation/paid time off, and any and all other benefits and compensation due to you;

(b)               You have no known workplace injury or occupational disease and have been provided and/or have not been denied any leave requested under the Family and Medical Leave Act or other applicable leave laws. To the extent you took any such leave or requested a reasonable accommodation, as defined by applicable law, the Company provided you the full range of leave benefits and/or appropriately responded to your accommodation request;

(c)               As an employee of the Company, you had an obligation to advise the Company completely and candidly of all facts of which you were aware that constitute or might constitute violations of the Company’s rules or policies, ethical standards, or legal or regulatory obligations. You further represent and warrant that you are not aware of any such facts or have previously advised the Company of any such facts, and further agree to advise the Company of any such facts should they come to your attention in the future;

(d)               You are not aware of any facts on which a claim under the Fair Labor Standards Act or other applicable state minimum wage, wage payment or other wage laws could be brought against the Company; and

(e)               You acknowledge and agree that effective as of the Separation Date (or such later date designated in the applicable plan documents), except for rights under the Consolidated Omnibus Budget Reconciliation Act of 1986, vested benefits under the Company’s section 401(k) plan, and/or as otherwise provided by applicable law, your medical and dental benefits will end on April 8, 2022, subject to Section 2 hereof, and you ceased to be eligible to participate in or receive all other benefits (including, without limitation, vision insurance, life insurance, short and long-term disability, and 401(k)) sponsored or maintained by the Company or any of the other Released Parties.

6.                  No Re-hire. You acknowledge and agree that effective as of the Separation Date, you will cease to hold any position with the Company or its affiliates. You also acknowledge and agree that you shall have no present or future right to employment with the Company and you agree not to seek employment with the Company or its affiliates in the future unless requested to do so by the Company.

7.                  Restrictive Covenants and Post-Employment Obligations.

(a)               You acknowledge that the Company is engaged in a highly competitive business and has a compelling business need and interest in preventing the release or disclosure of its confidential, proprietary and trade secret information as described in this Agreement. Moreover, you acknowledge that the Company has highly valuable, long-term and near permanent relationships with certain customers and suppliers which the Company has a legitimate interest in protecting, and that you, by virtue of your position with the Company, had access to these customers and suppliers as well as the confidential, proprietary and trade secret information. You also acknowledge that the Company has invested substantial time, money and other resources in building and maintaining good will and its reputation. You acknowledge that protection of the foregoing constitutes legitimate business interests of the Company.

(b)               Without limiting the foregoing, upon a material breach by you of any provision of this Agreement or the Employment Agreement, any obligation of the Company to provide separation pay and/or benefits under Paragraph 2 of this Agreement shall cease; and you shall immediately reimburse the Company for all separation pay previously paid under this Agreement. In addition, if after your termination of employment, the Company discovers facts and circumstances that would have justified a termination for Cause during your employment, the Company’s obligation to provide payments and benefits under Paragraph 2 of this Agreement shall cease.

8.                  Non-Disparagement. Employee and the Company agree that they will not disparage or encourage or induce others to disparage the other party, for Employee, including the Released Parties. For the purposes of this Agreement, the term “disparage” includes, without limitation, comments or statements on the internet, to the press and/or media, by either party to a third party or to any individual or entity with whom any of the Released Parties or a party, as applicable, have a business relationship which would adversely affect in any manner (i) the conduct of the business of the party (including, without limitation, any business plans or prospects) or (ii) the business reputation of the party; provided that nothing in this Agreement shall prohibit Company from making truthful statements regarding your performance in response to questions from a potential employer that is permitted under this Agreement. Further, nothing in this Agreement prevents you from discussing or disclosing information about unlawful acts in the workplace, such as harassment or discrimination or any other conduct that you have reason to believe is unlawful.

9.                  Confidentiality. You acknowledge that it is your preference that the terms, conditions, and circumstances leading up this Agreement remain confidential (except to the extent the Company determines disclosure is necessary or appropriate to comply with its obligations under federal and state securities laws), and that such confidentiality is mutually beneficial to you and the Company. As such, in exchange for the separation benefits identified in Paragraph 2 of this Agreement, and except as set forth in Paragraph 12 below, you shall not disclose (directly or indirectly) to any other person or entity the terms and conditions of this Agreement and the circumstances leading up to this Agreement without the prior written consent of the Company, except (a) as may be required pursuant to a valid subpoena, a request by a government agency in connection with any charge filed, investigation or proceeding or as otherwise required by law and (b) to your immediate family members, financial advisors and attorneys, provided that you first inform them of the confidentiality of this Agreement and they agree to maintain its confidentiality. You further agree not to solicit or initiate any demand by others not party to this Agreement for any disclosure of the terms and conditions of this Agreement. Notwithstanding the foregoing, you agree to execute a standard Letter of Resignation and consent to its dissemination by the Company for legitimate business purposes.

10.              Company Confidential and Proprietary Information. You acknowledge that during the course of your employment with the Company, you had access to confidential and proprietary information relating to the Company and/or the Released Parties that is not generally known by persons not employed by the Company (or by its parent companies, subsidiaries or affiliates) and that could not easily be determined or learned by someone outside of the Company. This information includes, without limitation, trade secrets, client lists, passwords, confidential client information, financial information, personnel and policy information (“Confidential Information”). As used in this Agreement, the term “Confidential Information” shall not include any information that is or was: (a) already known to you prior to your affiliation with the Company; (b) publicly available or that is or has become available in the public domain through no fault of yours or wrongful act by you; (c) information that is, or subsequently comes into, the possession of the receiving party from a third party without your violation of any contractual or legal obligation; (d) information that is independently developed by the receiving party without the use of Confidential Information or breach of this Agreement; (e) approved for public release by express written authorization of the Company; and (f) information that is otherwise required to be disclosed under applicable laws, regulations or judicial or regulatory process. You understand and agree that, except as set forth in Paragraph 12 below, you are legally required to protect the confidentiality of Confidential Information regardless of whether you sign this Agreement, and you agree not to disclose or use any Confidential Information at any time in the future, except as authorized by the Company or as required by law. Notwithstanding the foregoing, non-compliance with the disclosure provisions of this Agreement shall not subject you to criminal or civil liability under any Federal or State trade secret law for the disclosure of a Company trade secret: (i) in confidence to a Federal, State or local government official, either directly or indirectly, or to an attorney in confidence solely for the purpose of reporting or investigating a suspected violation of law; (ii) in a complaint or other document filed in a lawsuit or other proceeding, provided that any complaint or document containing the trade secret is filed under seal; or (iii) to an attorney representing you in a lawsuit for retaliation by the Company for reporting a suspected violation of law or to use the trade secret information in that court proceeding, provided that any document containing the trade secret is filed under seal and you do not disclose the trade secret, except pursuant to court order.

11.              Cooperation and Notification of Legal Process. You agree to cooperate with the Released Parties and their respective counsel in connection with any investigation or litigation relating to any matter that occurred during your employment in which you were involved or of which you have knowledge; provided that the Company shall provide reasonable advance notice to the extent practicable, and shall work with you in good faith to coordinate with your other commitments and reimburse you for reasonable direct expenses that you incur in fulfilling your obligations hereunder, subject to your compliance with Company policies in respect of business expenses (when in doubt, you should request advance approval). You also agree to provide truthful and timely answers to any reasonable questions the Company may have about the work you performed during your employment. You further agree that, in the event you are subpoenaed by any person or entity which in any way relates to your employment with the Company, you will give prompt written notice of such request to Tom Aurelio, Chief People Officer (or his successor) at tom.aurelio@onespan.com.

12.              Reservation of Rights. Nothing in this Agreement or any of the provisions above shall be construed to prevent or limit you from (i) responding timely and truthfully to a valid subpoena; (ii) filing a charge or complaint with, or participating in any investigation conducted by, a governmental agency including the Department of Labor, the National Labor Relations Board, the Occupational Safety and Health Administration, the Equal Employment Opportunity Commission and/or any state or local government agency, such as the Illinois Department of Human Rights; (iii) reporting any allegation of unlawful conduct to federal, state or local officials for investigation, including but not limited to alleged criminal conduct or unlawful employment practices; or (iv) filing, testifying or participating in or otherwise assisting in a proceeding relating to, or reporting, an alleged violation of any federal, state or municipal law relating to fraud or any rule or regulation of the Securities Exchange Commission (“SEC”), the Commodity Futures Trading Commission (“CFTC”) or any self-regulatory organization (including, but not limited to, the Financial Industry Regulatory Authority), or making other disclosures that are protected under the whistleblower provisions of federal or state law or regulation. Prior authorization of the Company shall not be required to make any reports or disclosures under this Paragraph 12 and you are not required to notify the Company that you have made such reports or disclosures. Nevertheless, you acknowledge and agree that by virtue of the Release set forth in Paragraph 3 above, you have waived any relief available to you (including without limitation, monetary damages, equitable relief and reinstatement) under any of the claims and/or causes of action waived in this Agreement. Therefore, except as set forth herein, you agree that you will not seek or accept any award or settlement from any source or proceeding (including but not limited to any proceeding brought by any other person or by any government agency) with respect to any claim or right waived in this Agreement. This Agreement does not, however, waive or release your right to receive a monetary award from the SEC or CFTC for information provided to the SEC or CFTC.

13.              Return of Company Property. You certify that you have returned to the Company all company property that was in your possession, custody or control, including, without limitation, all keys, access cards, credit cards, computer hardware and software, documents, records, policies, marketing information, design information, specifications and plans, and any other property or information that you have or had relating to the Company, and that you have destroyed or deleted all electronic data and records related to your employment, in each case including but not limited to documents and files containing, summarizing, or describing any Confidential Information.

14.              Taxes.

(a)               All payments and benefits under this Agreement are subject to withholding in the amount the Company determines to be required by law. Regardless of the amount withheld or reported, you are solely responsible for all tax liability in connection with payments and benefits arising from employment with the Company, except the Company’s share of employment taxes.

(b)               This Agreement and the payments described herein are intended to comply with the requirements to avoid tax under Section 409A of the U.S. Internal Revenue Code, and the parties shall administer such payments in accordance therewith. Notwithstanding any other provision of this Agreement, you are solely responsible for all taxes (and, if applicable, interest and penalties) under Section 409A.

15.              Warranties. You represent and warrant that you have not filed any complaints, charges, or claims for relief against any of the Released Parties with any local, state or federal court or administrative agency which currently are outstanding. You also represent and warrant that you are the sole owner of the actual or alleged claims, demands, rights, causes of action and other matters relating to your employment with the Company or the cessation of your employment that are released herein; that the same have not been assigned, transferred or disposed of by fact, by operation of law, or in any manner whatsoever; and that you have the full right and power to grant, execute, and deliver the releases, undertakings and agreements contained herein.

16.              No Admission of Wrongdoing. The making of this Agreement is not intended, and shall not be construed, as an admission that the Company or any of the Released Parties have violated any federal, state or local law (statutory or decisional), ordinance or regulation, breached any contract or committed any wrongdoing whatsoever against you or otherwise.

17.              Entire Agreement – Other Agreements. This Agreement sets forth the full terms of the separation arrangement between you and the Company, and supersedes any prior oral or written understanding. Notwithstanding the foregoing, you acknowledge and agree that you remain bound by your obligations under the Employment Agreement and, to the extent applicable, your equity award agreements. Your obligations under all such agreements are incorporated herein by reference. You agree to comply fully with all such agreements and further agree to keep confidential all proprietary and confidential information of the Company.

18.              Amendment. This Agreement shall be binding upon the Parties and may not be abandoned, supplemented, changed or modified in any manner, orally or otherwise, except by an instrument in writing of concurrent or subsequent date signed by a duly authorized representative of the Parties hereto. This Agreement is binding upon and shall inure to the benefit of the Parties and their respective agents, assigns, heirs, executors, successors and administrators.

19.              Validity. Should any provision of this Agreement be declared or be determined by any court of competent jurisdiction to be illegal or invalid, the validity of the remaining parts, terms, or provisions shall not be affected thereby and said illegal and invalid part, term or provision shall be deemed not to be a part of this Agreement.

20.              Applicable Law. This Agreement shall be governed by the laws of the State of Illinois, without regard to its conflicts-of-laws principles. The Parties agree that the jurisdiction and venue of any action with respect to this Agreement shall be in a court of competent subject matter jurisdiction located in Cook County, Illinois, and each of the Parties hereby agrees to submit itself to the exclusive jurisdiction and venue of such courts for the purpose of any such action and hereby waives any objection or argument that such a venue is inconvenient.

21.              Voluntary Assent. You affirm that no other promises or agreements of any kind have been made to or with you by any person or entity whatsoever to cause you to sign this Agreement, and that you fully understand the meaning and intent of this Agreement.

22.              Counterparts. Counterparts and Electronic Signatures. The parties confirm that it is their wish that this Agreement may be executed by means of electronic signature, or in any number of counterparts, where all such counterparts taken together will be deemed to constitute one and the same instrument. A signed copy of this Agreement delivered by facsimile, e-mail or other means of electronic transmission is deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

23.              Acceptance and Effective Date. (a) You acknowledge and affirm that, in return for executing this Agreement, you will receive consideration – i.e., something of value beyond that which you were already entitled to receive before entering into this Agreement. You acknowledge that the releases contained in this Agreement do not cover rights or claims that may arise after the date on which you execute this Agreement. You have twenty-one (21) days from receipt of this Agreement to consider it and may sign it any time after your Separation Date up to and including the twenty-first day after you received it. This Agreement shall not become effective until the eighth day after you sign it (“Effective Date”), and you may at any time prior to the Effective Date revoke this Agreement by giving notice in writing of such revocation to Tom Aurelio, Chief People Officer, 121 W. Wacker Drive, Suite 2050, Chicago, IL 60601, tom.aurelio@onespan.com. You are advised to consult with an attorney before signing this Agreement. In the event that you do not sign, or if you revoke this Agreement, this Agreement will be null and void and you will not be entitled to receive the severance and benefits referred to in Paragraph 2.

(b)               You may accept this Agreement by signing it manually or via OneSpan Sign and delivering it to Steven Worth, General Counsel, in the time period specified above. This Agreement will not be effective or accepted if signed by you prior to your Separation Date and/or if modified by you unilaterally without the express written consent/agreement of the Company.

24.              Final Acknowledgments. By signing below, you acknowledge that you: (a) have carefully read this Agreement in its entirety; (b) have had an opportunity to consider the terms of this Agreement for up to twenty-one (21 calendar days (c) are hereby advised by the Company to consult with an attorney of your choice before signing this Agreement; (d) fully understand the significance of all of the terms and conditions of this Agreement and have discussed them with an attorney of your choice, or have had a reasonable opportunity to do so; and (e) are signing this Agreement voluntarily and of your own free will and agree to abide by all the terms and conditions contained herein.

So Agreed:

Steven Worth	OneSpan Inc.

/s/ Steven Worth	/s/ Tom Aurelio
Employee Signature Date: April 4, 2022	Tom Aurelio Its: Chief People Officer Date: April 4, 2022

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